Exhibit 10.1
Pixelworks, Inc.
Summary of Terms of Employment

Title:	Vice President, Chief Financial Officer, Secretary and Treasurer
Annual Salary:	$250,000
Option Grant:	215,000 shares
Vesting on Option Grant:	25% per year over 4-year period
Signing Bonus:	$75,000
2006 Bonus:	Participates as VP, $62,500 guaranteed
Severance:	12 months salary plus benefits